IN THE UNITED STATES BANKRUPTCY COURT
          FOR THE WESTERN DISTRICT OF PENNSYLVANIA


IN RE:


BICO, INC.,                             Bankruptcy No. 03-
23239-MBM
f\k\a Biocontrol Technology, Inc.,








               Debtor(s)                            Chapter
11


 ORDER APPROVING JOINT SECOND AMENDED DISCLOSURE STATEMENT,
  FIXING TIME FOR FILING ACCEPTANCES OR REJECTIONS OF PLAN,
  FIXING TIME FOR HEARING ON PLAN CONFIRMATION, AND SETTING
   LAST DAY FOR FILING A COMPLAINT OBJECTING TO DISCHARGE
                COMBINED WITH NOTICE THEREOF



     And now, AT Pittsburgh this 12th day of August, 2004, a joint second amended disclosure statement and joint second amended plan of reorganization having been filed under Chapter 11 of the Bankruptcy Code by the Debtor-In-Possession AND PHD Capital, on August 3, 2004, and it having been determined after notice and hearing that the joint second amended disclosure statement contains adequate information;
       IT IS ORDERED, ADJUDGED and DECREED, and notice is hereby given, that:
     (1) The joint second amended disclosure statement filed by the Debtor-In-Possession and PHD Capital, dated August 3, 2004, is APPROVED subject to the provisions in the Order of Court dated August 9, 2004.
     (2) The 16th day of September, 2004 is fixed as the last day for filing written acceptances or rejections to the plan referred to above and the last day to file claims not already barred by operation of law or rule or order of this Court.
     (3) Within 5 days after the entry of this order, the joint second amended disclosure statement, joint second amended plan, a copy of this order, a copy of the order dated August 9, 2004, and a ballot conforming to Official Form No. 14 shall be mailed to all creditors, equity security holders, and other parties in interest, and shall be transmitted to the United States Trustee, as provided in Fed. R. Bankr. P. 3017(d). See order dated August 9, 2004, for any revisions to service requirements.
     (4)    The 23rd day of September 2004, at 10:30 a.m.
  in Courtroom B, 54th Floor, USX Tower, 600 Grant Street, Pittsburgh, PA 15219, is the time and place fixed for hearing on confirmation of the plan.
     (5) The 16th day of September 2004, is fixed as the last day for filing and serving written objections to confirmation of the plan, pursuant to Rule 3020(b)(1).
     (6) Pursuant to Bankruptcy Rule 4004(a), the last day for filing a complaint objecting to discharge, if applicable, shall not be later than N/A.





                                   M. BRUCE MCCULLOUGH
                                   U.S. Bankruptcy Judge


     Cm: Steven T. Shreve, Esq.
              Robert O. Lampl, Esq.